      Exhibit 10.5

SECURITY AGREEMENT

This Security Agreement, dated as of May 1, 2017, as amended, amended and restated, supplemented, or otherwise modified from time to time in accordance with the provisions hereof (“Agreement”), is made by and among (i) Arkados Group, Inc., a Delaware corporation (the “Borrower”), as the borrower, (ii) Arkados, Inc., a Delaware corporation, as a guarantor, and Arkados Energy Solutions, LLC, a Delaware limited liability company, as a guarantor, (each of Arkados, Inc. and Arkados Energy Solutions, LLC is a “Guarantor”; and collectively they are the “Guarantors”), and (iii) AIP Asset Management Inc., an Ontario, Canada corporation (the “Secured Party”), as the secured party, in its capacity as security agent for the Holders. Each of the Borrower and the Guarantor shall be referred to herein as a “Grantor” and collectively, the “Grantors.”

RECITALS

WHEREAS, on the date hereof, the Borrower and the Secured Party entered into a note purchase agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) pursuant to which the Secured Party agreed to advance loans in the aggregate principal amount of $2,500,000 to the Borrower;

WHEREAS, each Guarantor has agreed to unconditionally guarantee the Secured Obligations (as hereinafter defined) in connection with the Note Purchase Agreement and the other Loan Documents (as such term is defined in the Note Purchase Agreement); and

WHEREAS, each Grantor will receive substantial direct or indirect benefits from the execution, delivery and performance of its obligations under the Note Purchase Agreement and the other Loan Documents (as such term is defined in the Note Purchase Agreement) and each is, therefore, willing to enter into this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor and the Secured Party hereby agree as follows:

Article I
Definitions and interpretation

Section 1.01         Definitions.

(a)          Unless otherwise defined herein or in the Note Purchase Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

(b)          The following terms shall have the following meanings:

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“Agreement” has the meaning set forth in the Preamble hereof.

“Borrower” has the meaning set forth in the Preamble hereof.

“Contracts” means, collectively, with respect to each Grantor, the Intellectual Property Licenses, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Grantor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Control” means (i) with respect to any Deposit Account, “control,” within the meaning of Section 9-104 of the UCC, (ii) with respect to any Securities Account, Security Entitlement, Commodity Contract or Commodity Account, control within the meaning of Section 9-106 of the UCC, (iii) with respect to any Uncertificated Security, control within the meaning of Section 8-106(c) of the UCC, (iv) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC, (v) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the UCC, (vi) with respect to Letter-of-Credit Rights, control within the meaning of Section 9-107 of the UCC and (vii) with respect to any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in the jurisdiction relevant to such transferable record.

“Copyrights” means, collectively, with respect to each Grantor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished), including those listed in Schedule I, all tangible embodiments of the foregoing and all copyright registrations and applications made by such Grantor, in each case, whether now owned or hereafter created or acquired by or assigned to such Grantor, together with any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such Grantor’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Distributions” means, collectively, with respect to each Grantor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Grantor in respect of or in exchange for any or all of the Pledged Securities or Pledged Debt.

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“Equity Interests” mean common stock, preferred stock, limited liability company membership interests, partnership interests, and any other ownership interests in any entity or whatever class that provides its holder voting rights, rights to dividends or distributions of earnings of the entity, or rights to liquidating distributions upon termination of the entity. Equity Interests also include options, warrants, and other securities or instruments convertible into such ownership interests.

“Excluded Property” means, collectively:

(i)          any asset or property that is subject to a Permitted Lien, but solely to the extent that a grant or perfection of a security interest hereunder in favor of the Secured Party is prohibited by, results in a breach or termination of, or constitutes a default under, any agreement governing such Permitted Lien;

(ii)         any asset or property to the extent that the grant of a security interest hereunder in favor of the Secured Party is prohibited by applicable law or requires a consent not obtained from any Governmental Authority pursuant to any applicable law (including any license granted in the name of any Grantor by any Governmental Authority, including the Securities Exchange Commission), in each case after giving effect to the applicable anti-assignment provisions of the UCC and other applicable law and other than Proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition;

(iii)        any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant, attachment or enforcement of a security interest therein would, under applicable federal law, impair the registrability of such applications or the validity or enforceability of registrations issuing from such applications; and

(iv)        any asset as to which the Secured Party shall reasonably determine, in writing, that the costs of obtaining a Lien thereon or perfection thereof are excessive in relation to the benefit to the Secured Party of the security to be afforded thereby.

provided, however, that “Excluded Property” shall not include any Proceeds, products, substitutions or replacements of any Excluded Property (unless such Proceeds, products, substitutions or replacements would constitute Excluded Property).

“Grantor(s)” has the meaning set forth in the Preamble hereof.

“Guarantor” has the meaning set forth in the Preamble hereof.

“Intellectual Property Collateral” means, collectively, the Patents, Trademarks (excluding only United States intent-to-use Trademark applications to the extent that and solely during the period in which the grant of a security interest therein would impair, under applicable federal law, the registrability of such applications or the validity or enforceability of registrations issuing from such applications), Copyrights, Trade Secrets, Intellectual Property Licenses and all other industrial, intangible and intellectual property of any type, including mask works and industrial designs.

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“Intellectual Property Licenses” means, collectively, with respect to each Grantor, all license and distribution agreements with any Person with respect to any Patent, Trademark, Copyright or Trade Secret, whether such Grantor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, including such agreements listed in Schedule I, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks, Copyrights or Trade Secrets.

“Note Purchase Agreement” has the meaning set forth in the first Recital hereof.

“Organizational Documents” means the certificate of incorporation and by-laws or any comparable organizational documents of any corporate entity (including limited liability companies and partnerships).

“Patents” means, collectively, with respect to each Grantor, all patents issued or assigned to, and all patent applications and registrations made by, such Grantor including those listed in Schedule I, whether issued, established or registered or recorded in the United States or any other country or any political subdivision thereof, and all tangible embodiments of the foregoing, together with any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such Grantor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Pledged Collateral” has the meaning set forth in Section 2.01.

“Pledged Debt”  means, with respect to each Grantor, all Debt (including intercompany notes) from time to time owed to such Grantor by any obligor, including the Debt described in Schedule II, and all interest, cash, instruments and other property, assets or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Debt and all certificates, instruments or agreements evidencing such Debt, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

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“Pledged Securities” means, collectively, with respect to each Grantor, (i) all issued and outstanding Equity Interests that are owned by such Grantor and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Grantor in any manner, together with all claims, rights, privileges, authority and powers of such Grantor relating to such Equity Interests in each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Grantor in the entries on the books of any financial intermediary pertaining to such Equity Interests, including the Equity Interests listed in Schedule II, and (ii) all additional Equity Interests of any issuer from time to time acquired by or issued to such Grantor and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer from time to time acquired by such Grantor in any manner, together with all claims, rights, privileges, authority and powers of such Grantor relating to such Equity Interests or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Grantor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Grantor in any manner.

“Secured Obligations” means (i) all obligations of the Borrower and the Guarantor arising under the Note Purchase Agreement and the other Loan Documents, including with respect to the due and prompt payment of (A) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (B) all other monetary obligations, including fees, costs, attorneys’ fees and disbursements, reimbursement obligations, contract causes of action, expenses and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower and the Guarantor under or in respect of any Loan Document and (ii) the due and prompt performance of all other covenants, duties, debts, obligations and liabilities of any kind of the Borrower and the Guarantor under or in respect of the Note Purchase Agreement, this Agreement, the other Loan Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether evidenced by a note or other writing, whether allowed in any bankruptcy, insolvency, receivership or other similar proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise.

“Secured Party” has the meaning set forth in the Preamble hereof.

“Securities Collateral” means, collectively, the Pledged Securities, the Pledged Debt and the Distributions.

“Trade Secrets” means, collectively, with respect to each Grantor, all know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, technical, marketing, financial and business data and databases, pricing and cost information, business and marketing plans, customer and supplier lists and information, all other confidential and proprietary information and all tangible embodiments of the foregoing, together with any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such trade secrets, (ii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto including damages and payments for past, present or future misappropriations thereof, (iii) rights corresponding thereto throughout the world and (iv) rights to sue for past, present or future misappropriations thereof.

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“Trademarks” means, collectively, with respect to each Grantor, all trademarks (including service marks), slogans, logos, symbols, certification marks, collective marks, trade dress, uniform resource locators (URL’s), domain names, corporate names and trade names, whether statutory or common law, whether registered or unregistered and whether established or registered in the United States or any other country or any political subdivision thereof, including those listed in Schedule I, that are owned by or assigned to such Grantor, all registrations and applications for the foregoing and all tangible embodiments of the foregoing, together with, in each case, the goodwill symbolized thereby and any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such Grantor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if by reason of mandatory provisions of law, any or all of the perfection or priority of the Secured Party’s security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

Section 1.02         Interpretation. The rules of interpretation specified in the Note Purchase Agreement shall be applicable to this Agreement. All references in this Agreement to Sections are references to Sections of this Agreement unless otherwise specified. The word “including” and words of similar import shall mean “including without limitation,” unless otherwise specified.

Section 1.03         Schedules. The Secured Party and each Grantor agree that the Schedules hereof and all descriptions of Pledged Collateral contained in the Schedules and all amendments and supplements thereto are and shall at all times remain a part of this Agreement.

Article II
Grant of security interest

Section 2.01         Grant of Security Interest. As collateral security for the payment and performance in full of all the Secured Obligations, each Grantor hereby pledges and grants to the Secured Party a Lien on, and security interest in and to, all of the right, title and interest of such Grantor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):

(a) all Accounts;

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(b) all Equipment, Goods, Inventory and Fixtures;

(c) all Documents, Instruments and Chattel Paper;

(d) all Letters of Credit and Letter-of-Credit Rights;

(e) all Securities Collateral;

(f) all Investment Property;

(g) all Intellectual Property Collateral;

(h) all General Intangibles;

(i) all Money and all Deposit Accounts;

(j) all Supporting Obligations;

(k) all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records relating to the Pledged Collateral and any General Intangibles at any time evidencing or relating to any of the foregoing; and

(l) to the extent not covered by clauses (a) through (k) of this sentence, all other assets, personal property and rights of such Grantor, whether tangible or intangible, all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (a) through (l) above, the security interest created by this Agreement shall not extend to, and the term “Pledged Collateral” shall not include, any Excluded Property, provided that, if any Excluded Property would have otherwise constituted Pledged Collateral, when such property shall cease to be Excluded Property (including as a result of not being subject to any Permitted Liens), such property shall be deemed at all times from and after the date hereof to constitute Pledged Collateral.

The Grantors shall from time to time at the request of the Secured Party give written notice to the Secured Party identifying in reasonable detail the Excluded Property (and stating in such notice that such Excluded Property constitutes “Excluded Property”) and shall provide to the Secured Party such other information regarding the Excluded Property as the Secured Party may reasonably request.

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Section 2.02         Filings.

(a)          Each Grantor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, (ii) any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder, without the signature of such Grantor where permitted by law, including the filing of a financing statement describing the Pledged Collateral as “all assets now owned or hereafter acquired by the Grantor or in which the Grantor otherwise has rights” and (iii) in the case of a financing statement filed as a fixture filing or covering Pledged Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Pledged Collateral relates. Each Grantor agrees to provide all information described in the immediately preceding sentence to the Secured Party promptly upon request by the Secured Party.

(b)          Each Grantor hereby further irrevocably authorizes the Secured Party to file with the United States Patent and Trademark Office and the United States Copyright Office (and any successor office and any similar office in any United States state or other country) this Agreement and other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder, without the signature of such Grantor where permitted by law, and naming such Grantor as debtor, and the Secured Party as secured party.

Article III
Perfection and further assurances

Section 3.01         Perfection of Certificated Securities Collateral . Each Grantor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Secured Party in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that (assuming continuing possession by the Secured Party of any such Securities Collateral) the Secured Party has a perfected first priority security interest therein, subject only to the Permitted Liens. Each Grantor hereby agrees that all certificates, agreements or instruments representing or evidencing the Securities Collateral acquired by such Grantor after the date hereof shall immediately upon receipt thereof by such Grantor be held by or on behalf of and delivered to the Secured Party in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party.

The Secured Party shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Secured Party or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder; provided, however, that after any such Event of Default has been waived in accordance with the provisions of the Note Purchase Agreement and to the extent the Secured Party has exercised its rights under this sentence, the Secured Party shall, promptly after the reasonable request of the applicable Grantor(s), cause such Securities Collateral to be transferred to, or request that such Securities Collateral is registered in the name of, the applicable Grantor(s) to the extent it or its nominees holds an interest in such Securities Collateral at such time. In addition, upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

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Section 3.02         Perfection of Uncertificated Securities Collateral. Each Grantor represents and warrants that, subject only to the Permitted Liens, the Secured Party has a perfected first priority security interest in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof. Each Grantor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, such Grantor will cause the issuer thereof either (a) to register the Secured Party as the registered owner of such securities or (b) to agree in an authenticated record with such Grantor and the Secured Party that such issuer will comply with instructions with respect to such securities originated by the Secured Party without further consent of such Grantor, (c) upon request by the Secured Party, provide to the Secured Party an opinion of counsel, in form and substance reasonably satisfactory to the Secured Party, confirming such pledge and perfection thereof, (d) request the issuer of such Pledged Securities to cause such Pledged Securities to become certificated and in the event such Pledged Securities become certificated, to deliver such Pledged Securities to the Secured Party in accordance with the provisions of Section 3.01. Each Grantor hereby agrees that if any of the Pledged Securities are evidenced by certificates of ownership, such certificates of ownership will be (i) transferred to the Secured Party, endorsed in blank, and (ii) in the case of Pledged Securities representing membership interests in a limited liability company, will be accompanied by written, irrevocable consent of the limited liability company and , if required by the operating agreement, the members that any assignee of such Pledged Securities shall be admitted as a member of such limited liability company immediately upon such Pledged Securities being assigned to such assignee.

Section 3.03         Maintenance of Perfected Security Interest. Each Grantor represents and warrants that on the date hereof all financing statements, agreements, instruments and other documents necessary to perfect the security interest granted by it to the Secured Party in respect of the Pledged Collateral have been delivered to the Secured Party in completed and, to the extent necessary, duly executed form for filing in each governmental, municipal or other office. Each Grantor agrees that, at its sole cost and expense, such Grantor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected first priority security interest, subject only to the Permitted Liens.

Section 3.04         Further Assurances.

(a)          Further Assurances. Each Grantor shall take such further actions, and execute and/or deliver to the Secured Party such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Secured Party may in its reasonable judgment deem necessary in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted in the Pledged Collateral as provided herein and the rights and interests granted to the Secured Party hereunder, and enable the Secured Party to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of any financing statements, continuation statements and other documents under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby, all in form reasonably satisfactory to the Secured Party and in such offices wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Secured Party hereunder, as against third parties, with respect to the Pledged Collateral. Without limiting the generality of the foregoing, but subject to applicable law, each Grantor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Secured Party from time to time upon request by the Secured Party such lists, schedules, descriptions and designations of the Pledged Collateral, statements, copies of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Secured Party shall reasonably request. If an Event of Default has occurred and is continuing, the Secured Party may institute and maintain, in its own name or in the name of any Grantor, such suits and proceedings as the Secured Party may deem necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Grantors.

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Article IV
Representations, warranties and covenants

Each Grantor represents, warrants and covenants as follows:

Section 4.03         Representations.

(a)          Note Purchase Agreement Representations. Each Grantor makes the representations and warranties set forth in Section 7.1 of the Note Purchase Agreement as they relate to the Grantors or to the Loan Documents to which any Grantor is a party, each of which is hereby incorporated herein by reference, and the Secured Party shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.01, be deemed to be a reference to the Grantors’ knowledge.

(b)          Enforceability. This Agreement constitutes when delivered hereunder will constitute, a legal, valid and binding obligation of each Grantor thereto, enforceable against each such Grantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or creditor rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c)          No Contravention. The execution, delivery and performance of this Agreement will not violate any applicable law or any contractual obligation of any Grantor and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or assets pursuant to any applicable law or any such contractual obligation (other than the Liens created by the Loan Documents).

Section 4.04         Ownership of Property; No Other Liens.

(a)          Each Grantor has fee simple title to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its Pledged Collateral, and none of such property is subject to any Lien, except for the security interest granted to the Secured Party hereunder and the Permitted Liens. No Person other than the Secured Party has control or possession of all or any part of the Pledged Collateral, except as permitted by the Note Purchase Agreement

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(b)          None of the Pledged Collateral constitutes, or is the Proceeds of (i) farm products, (iii) manufactured momes, (iv) health-care-insurance receivables, (v) timber to be cut, (vi) aircraft, aircraft engines, satellites, ships or railroad rolling stock.

Section 4.05         Perfected Security Interest. This Agreement is effective to create in favor of the Secured Party a legal, valid and enforceable security interest in the Pledged Collateral and the Proceeds thereof. In the case of the certificated Pledged Securities, when stock certificates representing such Pledged Securities are delivered to the Secured Party and in the case of the other Pledged Collateral, when financing statements and other filings specified on Schedule III in appropriate form are filed in the offices specified on Schedule III and other actions described in Schedule III are taken, this Agreement shall constitute, and will at all times constitute, a fully perfected first priority Lien on, and security interest in, all rights, title and interest of the Grantors in such Pledged Collateral and the Proceeds thereof, as security for the Secured Obligations, subject only to the Permitted Liens.

Section 4.06         No Transfer of Pledged Collateral. No Grantor shall sell, offer to sell, dispose of, convey, assign or otherwise transfer, or grant any option with respect to, restrict, or grant, create, permit or suffer to exist any Lien on, any of the Pledged Collateral pledged by it hereunder or any interest therein, except for any Permitted Lien.

Section 4.07         Claims Against Pledged Collateral. Each Grantor shall, at its own cost and expense, defend title to the Pledged Collateral and the security interest and Lien granted to the Secured Party with respect thereto against all claims and demands of all Persons at any time claiming any interest therein materially adverse to the Secured Party other than Permitted Liens. Except as expressly permitted by the Note Purchase Agreement or any other Loan Document, there is no agreement, order, judgment or decree, and no Grantor shall enter into any agreement or take any other action, that could reasonably be expected to restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict with such Grantors’ obligations or the rights of the Secured Party hereunder.

Section 4.08         Other Financing Statements. Such Grantor has not executed, filed, nor authorized any third party to file any financing statement or other instrument similar in effect covering all or any part of the Pledged Collateral or listing such Grantor as debtor in any recording office, except for financing statements and other instruments that were filed in favor of the Secured Party pursuant to this Agreement or in respect of any Permitted Lien. No Grantor shall execute, authorize or permit to be filed in any recording office any financing statement or other instrument similar in effect covering all or any part of the Pledged Collateral or listing such Grantor as debtor with respect to all or any part of the Pledged Collateral, except financing statements and other instruments filed in respect of Permitted Liens.

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Section 4.09         Changes in Name, Jurisdiction of Organization, Etc. On the date hereof, such Grantor’s type of organization, jurisdiction of organization, legal name, Federal Taxpayer Identification Number and chief executive office or principal place of business are indicated next to its name in Schedule IV. Schedule IV also lists all of such Grantor’s jurisdictions and types or organization, legal names and locations of chief executive office or principal place of business at any time during the four (4) months preceding the date hereof, if different from those referred to in the preceding sentence. Such Grantor shall not, except upon not less than thirty (30) days’ prior written notice to the Secured Party, and delivery to the Secured Party of all additional financing statements, information and other documents reasonably requested by the Secured Party to maintain the validity, perfection and priority of the security interests provided for herein:

(a)          change its legal name, identity, type of organization or corporate structure;

(b)          change the location of its chief executive office or its principal place of business;

(c)          change its Federal Taxpayer Identification Number; or

(d)          change its jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, organizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction).

Such Grantor shall, prior to any change described in the preceding sentence, take all actions reasonably requested by the Secured Party to maintain the perfection and priority of the security interest of the Secured Party in the Pledged Collateral intended to be granted hereunder.

Each Grantor agrees to promptly provide the Secured Party with certified Organizational Documents reflecting any of the changes described in this Section 4.09. Each Grantor also agrees to promptly notify the Secured Party of any change in the location of any office in which it maintains books or records relating to Pledged Collateral owned by it or any office or facility at which Pledged Collateral is located (including the establishment of any such new office or facility).

Section 4.10         Location of Inventory and Equipment. On the date hereof, the material Inventory and the material Equipment (other than mobile goods and goods in transit) of such Grantor are kept at locations listed in Schedule IV. Schedule IV also lists the locations of such Grantor’s material Inventory and the material Equipment (other than mobile goods and goods in transit) for the four (4) months preceding the date hereof, if different from those referred in the preceding sentence.

Such Grantor shall not move any Equipment or Inventory to any location, other any location that is listed in Schedule IV except upon not less than thirty (30) days’ prior written notice to the Secured Party, describing such new location and providing such other information and documents to the Secured Party reasonably requested by the Secured Party to maintain the validity, perfection and priority of the security interests provided for herein. Such Grantor shall, prior to any change described in the preceding sentence, take all actions reasonably requested by the Secured Party to maintain the perfection and priority of the security interest of the Secured Party in the Pledged Collateral.

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Section 4.11         Pledged Securities and Pledged Debt. Schedule II sets forth a complete and accurate list of all Pledged Securities and Pledged Debt held by such Grantor as of the date hereof. The Pledged Securities pledged by such Grantor hereunder constitute all of the issued and outstanding Equity Interests of each issuer owned by such Grantor. All of the Pledged Securities existing on the date hereof have been, and to the extent any Pledged Securities are hereafter issued, such Pledged Securities will be, upon such issuance, duly authorized, validly issued, fully paid and non-assessable. There is no amount or other obligation owing by any Grantor to any issuer of the Pledged Securities in exchange for or in connection with the issuance of the Pledged Securities or any Grantor’s status as a partner or a member of any issuer of the Pledged Securities. No Grantor is in default or violation of any provisions of any agreement to which such Grantor is a party relating to the Pledged Securities.

All of the Pledged Debt described on Schedule II has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof, enforceable in accordance with their respective terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law)) and is not in default. The Pledged Debt constitutes all of the issued and outstanding intercompany indebtedness owing to such Grantor and if evidenced by promissory notes, such notes have been delivered to the Secured Party.

No Securities Collateral pledged by such Grantor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Grantor by any Person with respect thereto, and there are no certificates, instruments, documents or other writings (other than the Organizational Documents and certificates representing such Pledged Securities or Pledged Debt, if any, that have been delivered to the Secured Party) which evidence any Pledged Securities or Pledged Debt of such Grantor.

In the case of a limited liability company the membership interests of which are Pledged Securities, neither the certificate of formation nor the limited liability company agreement (sometimes referred to as an operating agreement) precludes as assignee of such Pledged Securities from immediately becoming a member of such limited liability company upon becoming an assignee of such Pledged Securities.

Each Grantor shall, upon obtaining any Pledged Securities or Pledged Debt of any Person, accept the same in trust for the benefit of the Secured Party and promptly (but in any event within five (5) Business Days after receipt thereof) deliver to the Secured Party an updated Schedule II, and the certificates and other documents required under Section 3.01 and Section 3.02 hereof in respect of the additional Pledged Securities or Pledged Debt which are to be pledged pursuant to this Agreement, and confirming the Lien hereby created on such additional Pledged Securities or Pledged Debt.

Section 4.12         Approvals. In the event that the Secured Party desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Secured Party, such Grantor agrees to assist the Secured Party in obtaining as soon as reasonably practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

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Section 4.13         Pledged Collateral Information. All information set forth herein, including the Schedules, and all information contained in any documents, Schedules and lists heretofore delivered to the Secured Party in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete. The Pledged Collateral described on the Schedules constitutes all of the property of such type of Pledged Collateral owned or held by the Grantors.

Section 4.14         Insurance. In the event that the proceeds of any insurance claim are paid to any Grantor after the Secured Party has exercised its right to foreclose on all or any part of the Pledged Collateral during the existence of an Event of Default, such Net Cash Proceeds shall be held in trust for the benefit of the Secured Party and immediately after receipt thereof shall be paid to the Secured Party for application in accordance with the Note Purchase Agreement.

Section 4.15         Intellectual Property. (a) Schedule I lists all Copyrights, Patents, Trademarks and Intellectual Property Licenses owned by such Grantor; (b) all Intellectual Property Collateral is valid, subsisting, unexpired and enforceable and has not been abandoned; (c) except as described on Schedule I, such Grantor is the exclusive owner of all right, title and interest in and to, or has the right to use, all such Intellectual Property Collateral; (d) consummation and performance of this Agreement will not result in the invalidity, unenforceability or impairment of any such Intellectual Property Collateral, or in default or termination of any material Intellectual Property License; (e) except as described on Schedule I, there are no outstanding holdings, decisions, consents, settlements, decrees, orders, injunctions, rulings or judgments that would limit, cancel or question the validity or enforceability of any such Intellectual Property Collateral or such Grantor’s rights therein or use thereof; (f) to such Grantor’s knowledge, except as described on Schedule I, the operation of such Grantor’s business and such Grantor’s use of Intellectual Property Collateral in connection therewith, does not infringe or misappropriate the intellectual property rights of any other Person; and (g) except as described in Schedule I, no action or proceeding is pending or, to such Grantor’s knowledge, threatened (i) seeking to limit, cancel or question the validity of any Intellectual Property Collateral or such Grantor’s ownership interest or rights therein, or (ii) alleging that any such Intellectual Property Collateral, or such Grantor’s use thereof in the operation of its business, infringes or misappropriates the intellectual property rights of any Person.

Section 4.16         Inspection of Pledged Collateral. Each Grantor shall keep the Pledged Collateral in good order and repair and shall not use the same in violation of law or any policy of insurance thereon. Each Grantor shall permit the Secured Party or any of its designees to inspect the Pledged Collateral at any reasonable time, wherever located.

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Article V
Remedies

Section 5.01         Remedies.

(a)          If any Event of Default shall have occurred and be continuing, the Secured Party may exercise, without any other notice to or demand upon any Grantor, in addition to the other rights and remedies provided for herein or in any other Loan Document or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Pledged Collateral) and also may:

(i)          require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Secured Party immediately, assemble the Pledged Collateral or any part thereof, as directed by the Secured Party and make it available to the Secured Party at a place and time to be designated by the Secured Party;

(ii)         without notice except as specified below, sell, resell, assign and deliver or grant a license to use or otherwise dispose of the Pledged Collateral or any part thereof, in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable;

(iii)        occupy any premises owned or leased by any of the Grantors where the Pledged Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and

(iv)        exercise any and all rights and remedies of any of the Grantors under or in connection with the Pledged Collateral.

(b)          Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by it of any rights hereunder. Each Grantor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Pledged Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Pledged Collateral and any other security for the Secured Obligations or otherwise. The Secured Party shall not be liable for failure to collect or realize upon any or all of the Pledged Collateral or for any delay in so doing nor shall it be under any obligation to take any action with regard thereto. The Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Secured Party shall not be obligated to clean-up or otherwise prepare the Pledged Collateral for sale.

(c)          If any Event of Default shall have occurred and be continuing, all payments received by any Grantor in respect of the Pledged Collateral shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of such Grantor and shall be forthwith paid over the Secured Party in the same form as so received (with any necessary endorsement).

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(d)          If any Event of Default shall have occurred and be continuing, the Secured Party may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set off and otherwise apply all or part of the Secured Obligations against any funds deposited with it or held by it.

(e)          If any Event of Default shall have occurred and be continuing, upon the written demand of the Secured Party, each Grantor shall execute and deliver to the Secured Party an assignment or assignments of any or all of the Intellectual Property Collateral and such other documents and take such other actions as are necessary to carry out the intent and purposes hereof. Within five (5) Business Days of written notice thereafter from the Secured Party, each Grantor shall make available to the Secured Party, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of the Event of Default as the Secured Party may reasonably designate to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Grantor under the Intellectual Property Collateral, and such persons shall be available to perform their prior functions on the Secured Party’s behalf.

(f)          If the Secured Party shall determine to exercise its right to sell all or any of the Securities Collateral of any Grantor pursuant to this Section 5.01, each Grantor agrees that, upon request of the Secured Party, such Grantor will, at its own expense:

(i)          provide the Secured Party with such information and projections as may be necessary to enable the Secured Party to effect the sale of such Securities Collateral; and

(ii)         do or cause to be done all such other acts and things as may be necessary to make such sale of such Securities Collateral or any part thereof valid and binding and in compliance with applicable law.

(g)          The Secured Party is authorized, in connection with any sale of the Securities Collateral pursuant to this Section 5.01, to deliver or otherwise disclose to any prospective purchaser of the Securities Collateral any information in its possession relating to such Securities Collateral.

Section 5.02         No Waiver and Cumulative Remedies. No failure on the part of the Secured Party to exercise, no course of dealing with respect to, and no delay on the part of the Secured Party in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Secured Party be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

Section 5.03         Application of Proceeds. Upon the exercise by the Secured Party of its remedies hereunder, any proceeds received by the Secured Party in respect of any realization upon any Pledged Collateral shall be applied, together with any other sums then held by the Secured Party pursuant to this Agreement, in accordance with the Note Purchase Agreement. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by the Secured Party to collect such deficiency.

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Article VI
MISCELLANEOUS

Section 6.01         Performance By Secured Party. If any Grantor shall fail to perform any covenants contained in this Agreement after giving effect to all applicable grace periods (including covenants to pay insurance, taxes and claims arising by operation of law in respect of the Pledged Collateral and to pay or perform any Grantor obligations under any Pledged Collateral) or if any representation or warranty on the part of any Grantor contained herein shall be breached, the Secured Party may (but shall not be obligated to) during the existence of an Event of Default do the same or cause it to be done or remedy any such breach, and may make payments for such purpose; provided, however, that the Secured Party shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Grantor fails to pay or perform as and when required hereby and which such Grantor does not contest in accordance with the provisions of the Note Purchase Agreement. Any and all amounts so paid by the Secured Party shall be reimbursed by the Grantors in accordance with the provisions of Section 6.07. Neither the provisions of this Section 6.01 nor any action taken by the Secured Party pursuant to the provisions of this Section 6.01 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default.

Section 6.02         Power of Attorney. Each Grantor hereby appoints the Secured Party its attorney-in-fact, with full power and authority in the place and stead of such Grantor and in the name of such Grantor, or otherwise, from time to time during the existence of an Event of Default in the Secured Party’s discretion to take any action and to execute any instrument consistent with the terms of the Note Purchase Agreement and the other Loan Documents which the Secured Party may deem necessary or advisable to accomplish the purposes hereof (but the Secured Party shall not be obligated to and shall have no liability to such Grantor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

Without limiting the previous paragraph, each Grantor hereby appoints the Secured Party its attorney-in-fact, with full power and authority in the place and stead of such Grantor and in the name of such Grantor, or otherwise, from time to time during the existence of an Event of Default in the Secured Party’s discretion to take any action and to execute any instrument relating to Grantor’s voting and other rights with respect to such Grantor’s membership interests in any limited liability company, the membership interests in which are Pledged Securities, including, but not limited to, an instrument approving the admission of any assignee of such Pledge Securities as a member in such limited liability company.

Security Agreement	17	[ ■ ]

Section 6.03         Continuing Security Interest and Assignment

. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) be binding upon the Grantors, their respective successors and assigns and (b) inure to the benefit of the Secured Party and its permitted successors, transferees and assigns and its officers, directors, employees, affiliates, agents, advisors and controlling Persons; provided that, that no Grantor shall assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Secured Party and any attempted assignment or transfer without such consent shall be null and void. Without limiting the generality of the foregoing clause (b), the Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Secured Party, herein or otherwise, subject however, to the provisions of the Note Purchase Agreement.

Section 6.04         Termination. At such time as the Notes and the other Secured Obligations shall have been paid in full (other than contingent indemnification obligations in which no claim has been made or is reasonably foreseeable), the Pledged Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Secured Party and each Grantor hereunder shall terminate, all without delivery of any instrument or any further action by any party, and all rights to the Pledged Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Secured Party shall deliver to such Grantor any Pledged Collateral held by the Secured Party hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

Section 6.05         Modification in Writing. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by any Grantor therefrom shall be effective, except by a written instrument signed by the Secured Party in accordance with the terms of the Note Purchase Agreement. Any amendment, modification or supplement of any provision hereof, any waiver of any provision hereof and any consent to any departure by any Grantor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, terminated or waived with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

Section 6.06         Notices. Unless otherwise provided herein, any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Note Purchase Agreement.

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Section 6.07         Indemnity and Expenses.

(a)          Each Grantor hereby agrees to indemnify and hold harmless the Secured Party and its Affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors and representatives (each, an “Indemnitee”) from any losses, damages, liabilities, claims and related expenses (including the fees and expenses of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Grantor) arising out of, in connection with or resulting from this Agreement (including the enforcement of this Agreement) or any failure of any Secured Obligations to be the legal, valid, and binding obligations of any Grantor enforceable against such Grantor in accordance with their terms, whether brought by a third party or by such Grantor; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) result from a claim brought by any Grantor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Grantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(b)          To the fullest extent permitted by applicable law, each Grantor hereby agrees not to assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any other Loan Document.

(c)          Each Grantor agrees to pay or reimburse the Secured Party for all of its reasonable costs and expenses incurred in collecting against such Grantor its Secured Obligations or otherwise protecting, enforcing or preserving any rights or remedies under this Agreement and the other Loan Documents to which such Grantor is a party, including the fees and other charges of counsel to the Secured Party.

(d)          All amounts due under this Section 6.07 shall be payable not later than ten (10) days after demand therefor, shall constitute Secured Obligations and shall bear interest until paid at a rate per annum equal to the highest rate per annum at which interest would then be payable on any past due Notes under the Note Purchase Agreement.

(e)          Without prejudice to the survival of any other agreement of any Grantor under this Agreement or any other Loan Documents, the agreements and obligations of each Grantor contained in this Section shall survive termination of the Loan Documents and payment in full of the Obligations and all other amounts payable under this Agreement.

Section 6.08         Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York without regard principles of conflicts of laws.

Section 6.09         Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

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Section 6.10         Counterparts; Entire Agreement. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic format shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement and the other Loan Documents constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

Section 6.11         No Release. Nothing set forth in this Agreement or any other Loan Document, nor the exercise by the Secured Party of any of the rights or remedies hereunder, shall relieve any Grantor from the performance of any term, covenant, condition or agreement on such Grantor’s part to be performed or observed in respect of any of the Pledged Collateral or from any liability to any Person in respect of any of the Pledged Collateral or shall impose any obligation on the Secured Party to perform or observe any such term, covenant, condition or agreement on such Grantor’s part to be so performed or observed or shall impose any liability on the Secured Party for any act or omission on the part of such Grantor relating thereto or for any breach of any representation or warranty on the part of such Grantor contained in this Agreement, the Note Purchase Agreement or the other Loan Documents, or in respect of the Pledged Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, the Secured Party shall not have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BORROWER:

Sworn to before me this 24th day	ARKADOS GROUP, INC.
of April, 2017

/s/ Lino M. Lopez	By:	/s/ Terrence DeFranco
Notary Public		Name: Terrence DeFranco
Title: Chief Executive Officer

GUARANTORS:

Sworn to before me this 24th day	ARKADOS, INC.
of April, 2017

/s/ Lino M. Lopez	By:	/s/ Terrence DeFranco
Notary Public		Name: Terrence DeFranco
Title: Chief Executive Officer

Sworn to before me this 24th day	ARKADOS ENERGY SOLUTIONS, LLC
of April, 2017

/s/ Lino M. Lopez	By:	/s/ Terrence DeFranco
Notary Public		Name: Terrence DeFranco
Title: Manager

SECURED PARTY:

Sworn to before me this 24th day	AIP ASSET MANAGEMENT INC.
of April, 2017

/s/ Lino M. Lopez	By:	/s/ Jay Bala
Notary Public		Name: Jay Bala, CFA
Title: President

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SCHEDULE I

COPYRIGHTS, INTELLECTUAL PROPERTY LICENSES, PATENTS AND TRADEMARKS

Trademarks

“Arkados” mark (U.S. Trademark Reg. No. 3257994 registered on July 3, 2007).

Domain Names

www.arkadosgroup.com

Logos

Tradenames

Arkados Group, Inc.

Arkados

Arkados, Inc.

Arkados Energy Solutions, LLC

AES

AKDS

License Agreements

None

The Company will be acquiring the following Intellectual Property pursuant to that certain Asset Purchase Agreement by and between the Company and SolBright Renewable Energy, LLC, a South Carolina limited liability company (“SolBright”), dated May 1, 2017 (“Asset Purchase Agreement”):

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•	Patents: None

•	Trademarks: None

•	Servicemarks: None

•	Logos:

•	Slogans: “The most dependable EPC in the industry”

•	Trade Names: SolBright; SolBright Renewable Energy

•	Corporate Names: SolBright Renewable Energy LLC

•	Website: www.solbrightre.com

•	Telephone Numbers: 843.535.8500

•	Copyrights: None

•	Computer Software: None

•	SolBright has various technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and other documentation that it uses in its normal course of business, which may or may not be specific to any given project.

SolBright Contracts

Walmart Phase I, WalMart Phase II, Dellalio, Franklin/Cummington, Squirrel Island, CEPC Coastal Co-Op, Banks Solar Farm

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SCHEDULE II

PLEDGED SECURITIES AND PLEDGED DEBT

Arkados Group, Inc. owns the following Equity Interests:

1.          100 shares of Common Stock of Arkados, Inc.

2.          100 units of Arkados Energy Solutions, LLC

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SCHEDULE III

REQUIRED FILINGS AND ACTIONS

FINANCING STATEMENTS

Grantor	Filing Jurisdiction(s)
Arkados Group, Inc.	Delaware – Secretary of State
Arkados, Inc.	Delaware – Secretary of State
Arkados Energy Solutions, LLC	Delaware – Secretary of State

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SCHEDULE IV

INFORMATION CONCERNING GRANTOR AND LOCATIONS OF INVENTORY AND EQUIPMENT

Legal Name	Type of Organization and Jurisdiction	EIN	Chief Executive Officer	Address
Arkados Group, Inc.	Delaware Corporation	22-3586087	Terrence DeFranco	211 Warren Street, Suite 320, Newark, New Jersey
Arkados, Inc.	Delaware Corporation	04-3792860	Terrence DeFranco	211 Warren Street, Suite 320, Newark, New Jersey
Arkados Energy Solutions, LLC	Delaware Limited Liability Corporation	46-5569892	Terrence DeFranco	211 Warren Street, Suite 320, Newark, New Jersey America Safe and Sound Storage 1800 Prime Pl, Hauppauge, NY 11788

Pursuant to the Asset Purchase Agreement, the Company will be acquiring Equipment or Inventory located at SolBright’s principal place of business or projects sites.

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